                                                                   EXHIBIT 4.5


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                         SECURITIES PURCHASE AGREEMENT

                                     Among

                              THRUSTMASTER, INC.,

                        STRONG RIVER INVESTMENTS, INC.,

                           WESTOVER INVESTMENTS L.P.

                                      and

                           MONTROSE INVESTMENTS L.P.




                                January 28, 1999


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     SECURITIES PURCHASE AGREEMENT, dated as of January 28, 1999 (this
"AGREEMENT"), among ThrustMaster, Inc., an Oregon corporation (the "COMPANY"), Strong River Investments Inc. ("STRONG RIVER"), a corporation organized under the laws of the British Virgin Islands, Westover Investments L.P. ("WESTOVER"), a Delaware limited partnership, and Montrose Investments L.P. ("MONTROSE"), a Cayman Islands exempt limited partnership. Strong River, Westover and Montrose are each referred to herein as a "PURCHASER" and are collectively referred to herein as the "PURCHASERS".

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and the Purchasers desire to purchase shares (the "SHARES") of the Company's common stock, no par value (the "COMMON STOCK").

     NOW THEREFORE, the Company and the Purchasers hereby agree as follows:

                                   ARTICLE I
                        PURCHASE AND SALE OF SECURITIES

     1.1 PURCHASE OF SHARES. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase the Shares.

     For purposes of this Agreement, "BUSINESS DAY" and "PER SHARE MARKET VALUE" shall have the meanings set forth in EXHIBIT A. Each of the Tranche 1 Closing, the Tranche 2 Closing and Tranche 3 Closing are sometimes individually referred to herein as a "CLOSING". Each of the First Tranche 1 Warrant, Second Tranche 1 Warrant, First Tranche 3 Warrant and Second Tranche 3 Warrant are sometimes collectively referred to herein as the "WARRANTS". Each of the First Tranche 1 Adjustment Shares, Second Tranche 1 Adjustment Shares, First Tranche 2 Adjustment Shares, Second Tranche 2 Adjustment Shares, First Tranche 3 Adjustment Shares and Second Tranche 3 Adjustment Shares are sometimes collectively referred to herein as the "ADJUSTMENT SHARES".

     1.2 THE TRANCHE 1 CLOSING. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase 250,000 Shares (the "TRANCHE 1 SHARES") for a purchase price of $4,000,000 (the "PURCHASE PRICE"). The closing of the purchase and sale of the Tranche 1 Shares (the "TRANCHE 1 CLOSING") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("RSPAB"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree.
 The date of the Tranche 1 Closing is hereinafter referred to as the "TRANCHE 1 CLOSING DATE."

               (b) At the Tranche 1 Closing, (i) the Company shall deliver to or cause to be delivered to (A) Strong River (1) a stock certificate, registered in the name of Strong River representing 125,000 Tranche 1 Shares to be acquired at the Tranche 1 Closing by it, (2) a

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

common stock purchase warrant (the "FIRST TRANCHE 1 WARRANT"), in the form of EXHIBIT D-1, registered in the name of Strong River, entitling the holder thereof to acquire 17,689 shares of Common Stock upon the terms set forth therein, (3) a common stock purchase warrant (the "SECOND TRANCHE 1 WARRANT"), in the form of EXHIBIT D-2, registered in the name of Strong River, entitling the holder thereof to acquire 17,689 shares of Common Stock upon the terms set forth therein, (4) the legal opinion of Perkins Coie LLP outside counsel to the Company, addressed to the Strong River, substantially in the form attached hereto as EXHIBIT C, and (5) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by the Company pursuant to this Agreement, including without limitation, executed originals of each of the Registration Rights Agreement, dated the date hereof, between the Company and the Purchasers in the form of EXHIBIT A attached hereto (the "REGISTRATION RIGHTS AGREEMENT") and the Irrevocable Transfer Agent Instructions, in the form of EXHIBIT B attached hereto (the "TRANSFER AGENT INSTRUCTIONS"), delivered to and acknowledged by the Company and the Company's transfer agent, to (B) Westover
(1) a stock certificate, registered in the name of Westover representing 43,750 Tranche 1 Shares to be acquired at the Tranche 1 Closing by it, (2) a First Tranche 1 Warrant registered in the name of Westover, entitling the holder thereof to acquire 6,191 shares of Common Stock upon the terms set forth therein, (3) a Second Tranche 1 Warrant registered in the name of Westover, entitling the holder thereof to acquire 6,191 shares of Common Stock upon the terms set forth therein, (4) the legal opinion of Perkins Coie LLP outside counsel to the Company, addressed to Westover, substantially in the form attached hereto as EXHIBIT C, and (5) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by the Company pursuant to this Agreement, including without limitation, executed originals of each of the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions, delivered to and acknowledged by the Company and the Company's transfer agent, and to (C) Montrose (1) a stock certificate, registered in the name of Westover representing 81,250 Tranche 1 Shares to be acquired at the Tranche 1 Closing by it, (2) a First Tranche 1 Warrant registered in the name of Montrose, entitling the holder thereof to acquire 11,497 shares of Common Stock upon the terms set forth therein, (3) a Second Tranche 1 Warrant registered in the name of Montrose, entitling the holder thereof to acquire 11,497 shares of Common Stock upon the terms set forth therein, (4) the legal opinion of Perkins Coie LLP outside counsel to the Company, addressed to Montrose, substantially in the form attached hereto as EXHIBIT C, and (5) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by the Company pursuant to this Agreement, including without limitation, executed originals of each of the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions, delivered to and acknowledged by the Company and the Company's transfer agent, (b) the Purchasers shall deliver or cause to be delivered to the Company (1) $4,000,000 (the "TRANCHE 1 PURCHASE PRICE") in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Tranche 1 Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Tranche 1 Closing by the Purchasers pursuant to this Agreement, including, without limitation, an executed Registration Rights Agreement.

     1.3 THE TRANCHE 2 CLOSING. (a) Subject to the terms and conditions set forth in this Agreement, the Company shall have the right to deliver a written notice to the Purchasers (a

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"SUBSEQUENT FINANCING NOTICE") requiring the Purchasers or any other fund under common management with any of the Purchasers (a "Designee") to purchase such number of shares of Common Stock, for an aggregate purchase price of no less than $1,000,000 and no more than $6,000,000 (the "TRANCHE 2 PURCHASE PRICE"), equal to the Tranche 2 Purchase Price divided by the Per Share Market Value of the Common Stock on the trading day immediately preceding the Tranche 2 Closing Date (the "TRANCHE 2 SHARES") or, if applicable, 50% of the Tranche 2 Purchase Price (the "EARLY TRANCHE 2 PURCHASE PRICE") divided by the Per Share Market Value of the Common Stock on the trading day immediately preceding the Early Tranche 2 Closing Date (the "EARLY TRANCHE 2 SHARES"), PROVIDED, HOWEVER that the Tranche 2 Purchase Price shall not be in excess of
(i) $1,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 2 Closing Date, or the Early Tranche 2 Closing Date, if applicable, is less than or equal to $8.00, (ii) $2,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 2 Closing Date, or the Early Tranche 2 Closing Date, if applicable, is greater than $8.00 but less than or equal to $9.00, (iii) $3,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 2 Closing Date, or the Early Tranche 2 Closing Date, if applicable, is greater than $9.00 but less than or equal to $10.00, (iv) $4,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 2 Closing Date, or the Early Tranche 2 Closing Date, if applicable, is greater than $10.00 but less than or equal to $17.00, (v) $4,500,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 2 Closing Date, or the Early Tranche 2 Closing Date, if applicable, is greater than $17.00 but less than or equal to $18.00, (vi) $5,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 2 Closing Date, or the Early Tranche 2 Closing Date, if applicable, is greater than $18.00 but less than or equal to $19.00, (vii) $5,500,000 if the Per Share Market Value on the Tranche 2 Closing Date, or the Early Tranche 2 Closing Date, if applicable, is greater than $19.00 but less than or equal to $20.00, and (viii) $6,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 2 Closing Date, or the Early Tranche 2 Closing Date, if applicable, is greater than $20.00. The Company may not deliver the Subsequent Financing Notice relating to the Tranche 2 Shares earlier than five (5) Business Days after the Second Tranche 1 Adjustment Date or, if such day is not a Business Day, the next succeeding Business Day. Notwithstanding anything to the contrary ontained herein, in the event that the average Per Share Market Value for the 25 calendar days immediately preceding the First Tranche 1 Adjustment Date is greater than $12.00 and the Per Share Market Value on the First Tranche 1 Adjustment Date is greater than $10.00, the Company shall have the right to deliver a Subsequent Financing Notice commencing one trading day after the First Tranche 1 Adjustment Date (the "EARLY NOTICE DATE") requiring the Purchasers to purchase the Early Tranche 2 Shares. The closing of the purchase and sale of the Early Tranche 2 Shares (the "EARLY TRANCHE 2 CLOSING"), if applicable, shall take place at the offices of RSPAB on the fifth Business Day after the Subsequent Financing Notice relating to the Early Tranche 2 Shares is deemed delivered hereunder or on such other date as otherwise agreed to by the parties; PROVIDED, HOWEVER, that in no case shall the Early Tranche 2 Closing take place unless and until the conditions listed in SECTION 4.1 have been satisfied by the Company or waived by the Purchasers and in no event shall the Early Tranche 2 Closing occur subsequent to the 10th Business Day after the Early Notice Date (such date, the "EARLY TRANCHE 2 CLOSING EXPIRATION DATE"). The date of the Early Tranche 2 Closing is hereinafter referred to as the "EARLY TRANCHE 2

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

CLOSING DATE." The closing of the purchase and sale of all of the Tranche 2 Shares, or the remaining 50% of the Tranche 2 Shares, if applicable, (the "TRANCHE 2 CLOSING") shall take place at the offices of RSPAB on the fifth Business Day after the Subsequent Financing Notice requiring the purchase of such Shares is deemed delivered hereunder or on such other date as otherwise agreed to by the parties; PROVIDED, HOWEVER, that in no case shall the Tranche 2 Closing take place unless and until the conditions listed in
SECTION 4.1 have been satisfied by the Company or waived by the Purchasers and in no event shall the Tranche 2 Closing occur subsequent to the 150th day after the Tranche 1 Closing Date or, if such day is not a Business Day, the next succeeding Business Day (such date, the "TRANCHE 2 CLOSING EXPIRATION DATE"). The date of the Tranche 2 Closing is hereinafter referred to as the "TRANCHE 2 CLOSING DATE."

               (b)(i) At the Early Tranche 2 Closing, if applicable, (i) the Company shall deliver to or cause to be delivered to each Purchaser (1) a stock certificate, registered in the name of such Purchaser or such Purchaser's Designee representing such number of Early Tranche 2 Shares equal to the Early Tranche 2 Purchase Price paid by such Purchaser or such Purchaser's Designee divided by the Per Share Market Value of the Common Stock on the trading day immediately preceding the Early Tranche 2 Closing Date, (2) the legal opinion referred to in Section 4.1(xi), and (3) all other documents, instruments and writings required to have been delivered at or prior to the Early Tranche 2 Closing Date by the Company pursuant to this Agreement, including the Transfer Agent Instructions referenced in Section 4.1(xvi), and (b) the Purchasers shall deliver or cause to be delivered to the Company (1) the Early Tranche 2 Purchase Price, in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Early Tranche 2 Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Early Tranche 2 Closing Date by the Purchasers pursuant to this Agreement.

               (ii) At the Tranche 2 Closing, (i) the Company shall deliver to or cause to be delivered to each Purchaser (1) a stock certificate, registered in the name of such Purchaser or such Purchaser's Designee representing such number of Tranche 2 Shares equal to the Tranche 2 Purchase Price (or 50% of the Tranche 2 Purchase Price if there has been an Early Tranche 2 Closing pursuant to Section 1.3(b)(i) above) paid by such Purchaser or such Purchaser's Designee divided by the Per Share Market Value of the Common Stock on the trading day immediately preceding the Tranche 2 Closing Date, (2) the legal opinion referred to in Section 4.1(xi), and (3) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 2 Closing Date by the Company pursuant to this Agreement, including the Transfer Agent Instructions referenced in Section 4.1(xvi), and (b) the Purchasers shall deliver or cause to be delivered to the Company (1) the Tranche 2 Purchase Price (or 50% of the Tranche 2 Purchase Price if there has been an Early Tranche 2 Closing pursuant to
Section 1.3(b)(i) above), in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Tranche 2 Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Tranche 2 Closing Date by the Purchasers pursuant to this Agreement.

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

     1.4 THE TRANCHE 3 CLOSING. (a) Subject to the terms and conditions set forth in this Agreement, the Company shall have the right to deliver a Subsequent Financing Notice requiring the Purchasers to purchase such number of shares of Common Stock (the "TRANCHE 3 SHARES"), for an aggregate purchase price of no less than $1,000,000 and no more than $6,000,000 (the "TRANCHE 3 PURCHASE PRICE"), equal to the Tranche 3 Purchase Price divided by the Per Share Market Value of the Common Stock on the trading day immediately preceding the Tranche 3 Closing Date, PROVIDED, HOWEVER that the Tranche 3 Purchase Price shall not be in excess of (i) $1,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 3 Closing Date is less than or equal to $8.00, (ii) $2,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 3 Closing Date is greater than $8.00 but less than or equal to $9.00, (iii) $3,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 3 Closing Date is greater than $9.00 but less than or equal to $10.00, (iv) $4,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 3 Closing Date is greater than $10.00 but less than or equal to $17.00, (v) $4,500,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 3 Closing Date is greater than $17.00 but less than or equal to $18.00, (vi) $5,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 3 Closing Date is greater than $18.00 but less than or equal to $19.00, (vii) $5,500,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 3 Closing Date is greater than $19.00 but less than or equal to $20.00, and
(viii) $6,000,000 if the Per Share Market Value on the trading day immediately preceding the Tranche 3 Closing Date is greater than $20.00. The Company may not deliver the Subsequent Financing Notice relating to the Tranche 3 Shares earlier than 5 Business Days after the earlier to occur of the Tranche 2 Closing Expiration Date or the Second Tranche 2 Adjustment Date or, if such day is not a Business Day, the next succeeding Business Day. The closing of the purchase and sale of the Tranche 3 Shares (the "TRANCHE 3 CLOSING") shall take place at the offices of RSPAB on the fifth Business Day after the Subsequent Financing Notice is deemed delivered hereunder or on such other date as otherwise agreed to by the parties; PROVIDED, HOWEVER, that in no case shall the Tranche 3 Closing take place unless and until the conditions listed in SECTION 4.2 have been satisfied by the Company or waived by the Purchasers and in no event shall the Tranche 3 Closing occur subsequent to the 150th day after the earlier to occur of the Tranche 2 Closing Expiration Date or the Tranche 2 Closing Date or, if such day is not a Business Day, the next succeeding Business Day (such date, the "TRANCHE 3 CLOSING EXPIRATION DATE"). The date of the Tranche 3 Closing is hereinafter referred to as the "TRANCHE 3 CLOSING DATE."

               (b) At the Tranche 3 Closing, (i) the Company shall deliver to or cause to be delivered to each Purchaser (1) a stock certificate, registered in the name of such Purchaser or such Purchaser's Designee representing such number of Tranche 3 Shares equal to the Tranche 3 Purchase Price paid by such Purchaser or such Purchaser's Designee divided by the Per Share Market Value of the Common Stock on the trading day immediately preceding the Tranche 3 Closing Date to be acquired at the Tranche 3 Closing by the Purchasers, (2) a common stock purchase warrant (the "FIRST TRANCHE 3 WARRANT"), in the form of EXHIBIT E-1, registered in the name of each Purchaser or the name of each Purchaser's Designee, entitling the Purchasers to acquire an aggregate number of shares of Common Stock equal to 6.25% of the quotient obtained

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by dividing (A) (1) the sum of (i) the Tranche 1 Purchase Price, (ii) the
Tranche 2 Purchase Price and (iii) the Tranche 3 Purchase Price less (2) $12,000,000, by (B) 132.5% times the Per Share Market Value of the Common Stock on the trading day immediately preceding the Tranche 3 Closing Date, at an exercise price equal to 125% of the Per Share Market Value of the Common Stock on the trading day immediately preceding the Tranche 3 Closing Date, upon the terms set forth therein, (3) a common stock purchase warrant (the "SECOND TRANCHE 3 WARRANT"), in the form of EXHIBIT E-2, registered in the name of each Purchaser or the name of each Purchaser's Designee, entitling the Purchasers to acquire an aggregate number of shares of Common Stock equal to 6.25% of the quotient obtained by dividing (A) (1) the sum of (i) the Tranche 1 Purchase Price, (ii) the Tranche 2 Purchase Price and (iii) the Tranche 3 Purchase Price less (2) $12,000,000, by (B) 132.5% times the Per Share Market Value of the Common Stock on the trading day immediately preceding the Tranche 3 Closing Date, at an exercise price equal to 140% of the Per Share Market Value of the Common Stock on the trading day immediately preceding the Tranche 3 Closing Date upon the terms set forth therein, (4) the legal opinion referred to in Section 4.2(xi), and (5) all other documents, instruments and writings required to have been delivered at or prior to the Tranche 3 Closing Date by the Company pursuant to this Agreement, including the Transfer Agent Instructions referenced in Section 4.1(xvi), and (b) the Purchasers shall deliver or cause to be delivered to the Company (1) the Tranche 3 Purchase Price, in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Tranche 3 Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Tranche 3 Closing Date by the Purchasers pursuant to this Agreement.

                                    ARTICLE II
                          REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the
Purchasers:

          (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than those set forth on
Schedule 2.1(a) (collectively the "SUBSIDIARIES"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, be reasonably expected to have or result in a material adverse effect on the results of operations,

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assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement, the Registration Rights Agreement and the Warrants (collectively, the "TRANSACTION DOCUMENTS"), and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, by-laws or other charter documents.

          (c) CAPITALIZATION. The number of authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(c). No shares of Common Stock are entitled to statutory preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in
SCHEDULE 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Reports (as defined below) or SCHEDULE 2.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Shares. A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          (d) ISSUANCE OF THE SECURITIES The Securities are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall have been validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind created by the Company (collectively, "LIENS"). The Company has on the date hereof and will on each Closing Date, at all times while the Warrants are outstanding, maintain an adequate reserve of duly authorized Common Stock, to enable it to perform its exercise and other obligations under this Agreement and the Warrants on each such Closing Date. With respect to the Securities to be issued at or in connection with each Closing hereunder, such number of reserved and available

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shares of Common Stock is not less than the sum (i) the maximum number of shares of Common Stock which may be issued to the Purchasers pursuant to
Section 1.3 on the Tranche 2 Closing Date and pursuant to Section 1.4 on the Tranche 3 Closing Date, respectively, assuming, that each of the Tranche 2 Purchase Price and the Tranche 3 Purchase Price equals $6,000,000, (ii) the maximum number of Adjustment Shares which may be issued to the Purchasers pursuant to Section 3.15 at any time after the Tranche 1 Closing Date, the Tranche 2 Closing Date and Tranche 3 Closing Date, respectively, assuming that the Per Share Market Value of the Common Stock utilized to determine any such Adjustment Price on each such date is 50% of the Per Share Market Value on the trading day immediately preceding the Tranche 1 Closing Date and (iii) the number of shares of Common Stock issuable upon exercise of the First Tranche 1 Warrants and Second Tranche 1 Warrants and (iv) the number of shares of Common Stock issuable upon exercise of the First Tranche 3 Warrants and Second Tranche 3 Warrants assuming that the Tranche 2 Purchase Price is equal to $6,000,000 and the Tranche 3 Purchase Price is equal to $6,000,000 and the Per Share Market Value of the Common Stock on the trading day immediately preceding the Tranche 3 Closing Date is $20.01 (such number of shares of Common Stock to be reserved prior to each Closing Date shall be referred to as the "INITIAL MINIMUM"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Shares, Adjustment Shares and the Warrants. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "UNDERLYING SHARES". The Shares, the Adjustment Shares, the Warrants and the Underlying Shares are collectively referred to as, the "SECURITIES."

          (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Articles of Incorporation (as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, indenture or instrument (evidencing a Company debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is listed or traded), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

          (f) FILINGS, CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the registration statements with the Commission meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares, the Adjustment Shares and the Underlying Shares by the Purchasers, (ii) the application(s) to the Nasdaq National Market (the "NASDAQ") for the listing of the Shares, the Adjustment Shares and the Underlying Shares with the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed), (iii) applicable Blue Sky filings, (iv) the filing of Current Reports on Form 8-K with the Commission disclosing the transaction contemplated hereby, (v) the filing of Forms D with the Commission as required by Regulation D promulgated under the Securities Act and (vi) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the consents, waivers, authorizations, orders, notices and filings referred to in (i)-(iv) of this Section are, collectively, the "REQUIRED APPROVALS").

          (g) LITIGATION; PROCEEDINGS. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect.

          (h) NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except, in each case as could not individually or in the aggregate, reasonably be expected to, have or result in a Material Adverse Effect.

          (i) PRIVATE OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Neither the Company nor, to the Company's knowledge, any Person acting on its behalf has taken any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act. Neither the Company nor, to the Company's knowledge, any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

          (j) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, the rules and regulations promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports to the extent required. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and the unaudited financial statement do not contain footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since September 30, 1998, except as specifically disclosed in the SEC Reports or SCHEDULE 2.1(j) annexed hereto, (a) there has been no event, occurrence or development that has had or that could reasonably be expected to have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. The Company last filed audited financial statements with the Commission on March 26, 1998, and has not received any comments from the Commission in respect thereof.

          (k) INVESTMENT COMPANY. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (l) CERTAIN FEES. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement as a result of action by or on behalf of the Company or any of its Affiliates.

          (m) FORM S-3 ELIGIBILITY. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

          (n) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is currently in compliance with all such maintenance requirements and no fact or circumstances currently exist which could reasonably be expected to result in noncompliance with such maintenance requirements in the foreseeable future.

          (o) PATENTS AND TRADEMARKS. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS") which are necessary or material for use in connection with its business, and which the failure to so have would have a Material Adverse Effect. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

          (p) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as set forth on SCHEDULE 6(b) to the Registration Rights Agreement, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

          (q) REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (r) TITLE. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.
Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (s) DISCLOSURE. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. The Purchasers hereby jointly and severally represent and warrant to the Company as follows:

          (a) ORGANIZATION; AUTHORITY. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority, to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by each Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

          (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable federal and state securities laws or under an exemption from such registration.

          (c) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof, it is, and at each Closing Date, Adjustment Date and each exercise date under its Warrant, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (d) EXPERIENCE OF THE PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the

Securities, and has so evaluated the merits and risks of such investment. Such Purchaser has not been organized for the sole purpose of acquiring the Securities.

          (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

          (f) ACCESS TO INFORMATION. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

          (g) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

          (h)  RELIANCE.  Such Purchaser understands and acknowledges that
(i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

          (i) INVOLVEMENT IN CERTAIN PROCEEDINGS. Neither the Purchasers nor any of their Affiliates has been involved in any of the proceedings described in Section 401(f) of Regulation S-K under the Securities Act during the periods described therein.

          (j) CERTAIN FEES. Except with respect to fees payable to Ram Capital Resources LLC, the Purchasers have not entered into any written agreement with any Person with respect to fees or commissions payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

          (k) BENEFICIAL OWNERSHIP. Neither the Purchasers nor any of their Affiliates is the beneficial owner of any shares of the Company's Common Stock as of the trading day immediately preceding the Tranche 1 Closing Date.

     The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                  ARTICLE III
                        OTHER AGREEMENTS OF THE PARTIES

     3.1 TRANSFER RESTRICTIONS. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by such Purchaser to a Designee of such Purchaser or any transfer among any such Designees, provided that transferee certifies to the Company that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

          (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

          NEITHER THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

     REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     The legend set forth above shall be removed from the Shares and the Adjustment Shares, and the Company shall cause its transfer agent to issue a certificate or certificates without any legend (upon surrender of the legended certificates duly endorsed) to each holder of the Shares and/or Adjustment Shares upon which it is stamped if such legend is not required under applicable requirements of the Securities Act and other applicable securities laws. Underlying Shares shall not contain the legend set forth above nor any other legend if the exercise of Warrants or other issuances of Underlying Shares as contemplated by the Warrants occurs at any time such legend is not required under applicable requirements of the Securities Act and the applicable securities laws.

     3.2 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Adjustment Shares on any Adjustment Date and the issuance of Underlying Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.

     3.3 FURNISHING OF INFORMATION. As long as the Company is subject to Sections 13(a) and 15(d) of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. So long as any of the Purchasers owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to such Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4  [INTENTIONALLY OMITTED.]

     3.5 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that, no Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

     3.6 STOCKHOLDER APPROVAL UNDER THE RULES AND REGULATIONS OF THE NASDAQ STOCK MARKET. If on any Adjustment Date or Closing Date (other than the Tranche 1 Closing Date) (A) the Common Stock is listed for trading on NASDAQ,
(B) the Adjustment Price or Purchase Price, as the case may be, then in effect is such that the aggregate number of shares of Common Stock that would then be issuable as Adjustment Shares and/or Shares, as the case may be, together with any Adjustment Shares and Shares previously issued at a discount to the Tranche 1 Shares, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Tranche 1 Closing Date (such number of shares as would not equal or exceed such 20% limit, the "ISSUABLE MAXIMUM"), and (C) the Company shall not have previously obtained the vote of shareholders (the "SHAREHOLDER APPROVAL"), if any, as may be required by the applicable rules and regulations of the Nasdaq Stock Market, Inc. (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the holder so requesting Adjustment Shares or Shares, as the case may be, a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of Adjustment Shares or Shares, as the case may be, which would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "EXCESS SHARES"), the Company shall have the option to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 90th day after such request, or (2) deliver to such holder cash in an amount equal to the product of (x) the Per Share Market Value on the applicable Adjustment Date or Closing Date, as applicable, and (y) the number of shares of Common Stock in excess of such holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the holder but for the provisions of this Section (such amount of cash being hereinafter referred to as the "DISCOUNT EQUIVALENT"). If the Company fails to pay the Discount Equivalent in full pursuant to this Section within fifteen (15) days after the Company fails to obtain Shareholder Approval pursuant to (1) above or the date payable pursuant to
(2) above, the Company will pay interest thereon at a rate of 9% per annum to the holder, accruing daily from the applicable Adjustment Date or Closing Date, as the case may be, until such amount, plus all such interest thereon, is paid in full.

     3.7 INCREASE IN AUTHORIZED SHARES. At such times as the Company would be, if a notice of exercise were to be delivered on such date or Adjustment Date, precluded from issuing such number of Underlying Shares as would be issuable upon exercise in full of the Warrants or issuing all of the Adjustment Shares due to the unavailability of a sufficient number of shares of authorized but unissued or reserved shares of Common Stock, the Company shall promptly (and in any case, within 30 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its exercise and reservation of shares obligations as set forth in this Agreement and the Warrants. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's Articles of Incorporation to evidence such increase.

     3.8 LISTING AND RESERVATION OF UNDERLYING SHARES. (a) The Company shall (i) not later than the tenth Business Day following the Closing Date prepare and file with the NASDAQ (or such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum applicable to each such Closing, (ii) take all steps necessary to cause such shares to be approved for listing in the NASDAQ (or on the other primary national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon.

          (b) The Company shall maintain a reserve of shares of Common Stock for issuance pursuant to Section 3.15 and upon exercise of the Warrant in accordance with its terms, in such amount as may be required to fulfill obligations in full under the Transaction Documents, which reserve shall include, with respect to each Closing, a number of shares of Common Stock equal to no less than the Initial Minimum, with respect to each Closing.

     3.9 EXERCISE AND ISSUANCE PROCEDURES. The Warrants set forth the totality of the procedures with respect to the exercise of the Warrants, including such other information and instructions as may be reasonably necessary to enable the Purchasers to exercise the Warrants in accordance with their terms. The Company shall honor any exercise of the Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Warrants and shall issue Adjustment Shares in accordance with Section 3.15.

     3.10 [INTENTIONALLY OMITTED]

     3.11 RIGHT OF FIRST REFUSAL; SUBSEQUENT REGISTRATIONS. (a) The Company shall not, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities in a transaction intended to be exempt or not subject to registration under the Securities Act (a "SUBSEQUENT PLACEMENT") for a period of 180 days after the effective date of the registration statement covering the underlying Shares issued pursuant to the Tranche 1 Closing (the "UNDERLYING SECURITIES REGISTRATION STATEMENT"), except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares of Common Stock issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible securities of the Company, in each case disclosed in SCHEDULE 2.1(c), (iii) the Securities, and
(iv) equity or equity-equivalent securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation, joint ventures, marketing or distribution agreement, technology transfer or development arrangements unless (A) the Company delivers to the Purchasers a written notice (the "SUBSEQUENT PLACEMENT NOTICE") of its intention effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) no Purchaser shall have notified the Company by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after its receipt of the Subsequent Placement Notice of its willingness to cause such Purchaser to provide (or to cause its Designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on terms no less favorable to the Company than those terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to notify the Company of its intention to provide such financing within such time period or shall fail to provide such financing within thirty (30) Business Days after notifying the Company of its intention to provide such financing (the "PURCHASERS RIGHT EXPIRATION DATE"), the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; PROVIDED, that the Company shall provide the Purchasers with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Business Days after (x) the date the Purchasers notify the Company of their unwillingness to provide such financing or (y) the Purchasers Right Expiration Date, as the case may be.

          (b) Except for (x) Underlying Shares, (y) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to Schedule 6(b) of the Registration's Rights Agreement to be registered in the Underlying Securities Registration Statement in accordance with the Registration Rights Agreement, and (z) Common Stock to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i),
(iii) and (iv) of Section 3.11(a), the Company shall not, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company, in each case, for a period of not less than 90 Business Days after the date that any registration statement covering the resale of any of the Shares, Adjustment Shares and the Underlying Shares by the Purchasers meeting the requirement of the Registration Rights Agreement is declared effective by the Commission. Any days that any Purchaser is unable to sell Underlying Securities under any such registration statement shall be added to such 90 Business Day period for the purposes of (i) and
(ii) above.

     3.12 CERTAIN SECURITIES LAWS DISCLOSURES; PUBLICITY.   The Company
shall: (i) issue within one (1) Business Day of each Closing a press release acceptable to the Purchasers disclosing the transactions contemplated hereby,
(ii) file within ten (10) Business Days after each Closing Date with the Commission a Current Report on Form 8-K disclosing the transactions contemplated hereby, and (iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchasers promptly after the filing thereof. The Company shall, no less than two (2) Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers.

     3.13 USE OF PROCEEDS. The Company shall not use the net proceeds form the sale of Securities hereunder to redeem any Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

     3.14 REIMBURSEMENT. If either Purchaser, other than by reason of its negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred in an amount not to exceed $200,000 in the aggregate. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of such Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, such Purchaser and any such Affiliate and any such Person. The Company also agrees that neither such Purchaser nor any Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the negligence or willful misconduct of such Purchaser. Notwithstanding anything to the contrary, the Company shall not be obligated to pay any reimbursements hereunder in the event that a court, in a final unappealable judgement, determines that such Purchaser is liable for the act upon which reimbursement is sought and the Company may condition payment of any reimbursemnt hereunder upon receipt of an undertaking reasonably satisfactory to the Company to repay any such reimbursement.

     3.15 ISSUANCE OF ADJUSTMENT SHARES. (a) The Company shall, on the twenty-fifth (25th) day following the date the Underlying Securities Registration Statement, covering the Tranche 1 Shares, has been declared effective by the Commission (the "FIRST TRANCHE 1 ADJUSTMENT DATE"), issue to the Purchasers for no additional consideration such aggregate number of shares of Common Stock (the "FIRST TRANCHE 1 ADJUSTMENT SHARES") as equals the quotient obtained by dividing (i) the product of (A) 50% of the Tranche 1 Shares and (B) an amount equal to (x) the difference of (1) 112 1/2% of the Per Share Market Value of the Common Stock on the Tranche 1

Closing Date less (2) the average of the lowest ten (10) Per Share Market Values during the twenty-five (25) days immediately preceding the First Tranche 1 Adjustment Date (the "FIRST TRANCHE 1 ADJUSTMENT PRICE" and (ii) the First Tranche 1 Adjustment Price.

          (b) The Company shall, on the twenty-fifth (25th) day following the First Tranche 1 Adjustment Date (the "SECOND TRANCHE 1 ADJUSTMENT DATE"), issue to the Purchasers for no additional consideration such aggregate number of shares of Common Stock (the "SECOND TRANCHE 1 ADJUSTMENT SHARES") as equals the quotient obtained by dividing (i) the product of (A) 50% of the Tranche 1 Shares and (B) an amount equal to (x) the difference of
(1) 112 1/2% of the Per Share Market Value of the Common Stock on the
Tranche 1 Closing Date less (2) the average of the lowest ten (10) Per Share Market Values during the twenty-five (25) days immediately preceding the Second Tranche 1 Adjustment Date (the "SECOND TRANCHE 1 ADJUSTMENT PRICE") and (ii) the Second Tranche 1 Adjustment Price.

          (c) The Company shall, on the twenty-fifth (25th) day following the date the Underlying Securities Registration Statement, covering the Tranche 2 Shares, has been declared effective by the Commission (the "FIRST TRANCHE 2 ADJUSTMENT DATE"), issue to the Purchasers for no additional consideration such aggregate number of shares of Common Stock (the "FIRST TRANCHE 2 ADJUSTMENT SHARES") as equals the quotient obtained by dividing (i) the product of (A) 50% of the Tranche 2 Shares and (B) an amount equal to (x) the difference of (1) 112 1/2% of the Per Share Market Value of the Common Stock on the Tranche 2 Closing Date less (2) the average of the lowest ten
(10) Per Share Market Values during the twenty-five (25) days immediately preceding the First Tranche 2 Adjustment Date (the "FIRST TRANCHE 2 ADJUSTMENT PRICE") and (ii) the First Tranche 2 Adjustment Price.

          (d) The Company shall, on the twenty-fifth (25th) day following the First Tranche 2 Adjustment Date (the "SECOND TRANCHE 2 ADJUSTMENT DATE"), issue to the Purchasers for no additional consideration such aggregate number of shares of Common Stock (the "SECOND TRANCHE 2 ADJUSTMENT SHARES") as equals the quotient obtained by dividing (i) the product of (A) 50% of the Tranche 2 Shares and (B) an amount equal to (x) the difference of
(1) 112 1/2% of the Per Share Market Value of the Common Stock on the
Tranche 2 Closing Date less (2) the average of the lowest ten (10) Per
Share Market Values during the twenty-five (25) days immediately preceding the Second Tranche 2 Adjustment Date (the "SECOND TRANCHE 2 ADJUSTMENT PRICE") and (ii) the Second Tranche 2 Adjustment Price.

          (e) The Company shall, on the twenty-fifth (25th) day following the date the Underlying Securities Registration Statement, covering the Tranche 3 Shares, has been declared effective by the Commission (the "FIRST TRANCHE 3 ADJUSTMENT DATE"), issue to the Purchasers for no additional consideration such aggregate number of shares of Common Stock (the "FIRST TRANCHE 3 ADJUSTMENT SHARES") as equals the quotient obtained by dividing (i) the product of (A) 50% of the Tranche 3 Shares and (B) an amount equal to (x) the difference of (1) 112 1/2 % of the Per Share Market Value of the Common Stock on the Tranche 3 Closing Date less (2) the average of the lowest ten
(10) Per Share Market Values during the twenty-five (25) days immediately preceding the First Tranche 3 Adjustment Date (the "FIRST TRANCHE 3 ADJUSTMENT PRICE") and (ii) the First Tranche 3 Adjustment Price.

          (f) The Company shall, on the twenty-fifth (25th) day following the First Tranche 3 Adjustment Date (the "SECOND TRANCHE 3 ADJUSTMENT DATE"), issue to the Purchasers for no additional consideration such aggregate number of shares of Common Stock (the "SECOND TRANCHE 3 ADJUSTMENT SHARES") as equals the quotient obtained by dividing (i) the product of (A) 50% of the Tranche 3 Shares and (B) an amount equal to (x) the difference of
(1) 112 1/2% of the Per Share Market Value of the Common Stock on the
Tranche 3 Closing Date less (2) the average of the lowest ten (10) Per Share Market Values during the twenty-five (25) days immediately preceding the Second Tranche 3 Adjustment Date (the "SECOND TRANCHE 3 ADJUSTMENT PRICE") and (ii) the Second Tranche 3 Adjustment Price.

     3.16 LIMITATIONS ON SHORT SALES. Each Purchaser agrees that it will not enter into any Short Sales (as hereinafter defined) from the period commencing on the First Tranche 1 Closing Date and ending on the last applicable Adjustment Date. For purposes of this Section 3.16, a "SHORT SALE" by a Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Purchaser, Adjustment Shares that have not yet been issued in connection with the immediately preceding Closing Date shall be deemed to be held long by the Purchaser, and the number of Adjustment Shares then held by a Purchaser on any particular date of computation shall be equal to the number of Adjustment Shares issuable pursuant to Section 3.15 on the next Adjustment Date calculated as if such computation date were such Adjustment Date (e.g. using the lowest ten (10) Per Share Market Values during the twenty-five (25) days immediately preceding such computation date).

                                    ARTICLE IV
                                    CONDITIONS

     4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE EARLY TRANCHE 2 SHARES OR THE TRANCHE 2 SHARES. The obligation of the Purchasers to acquire the Early Tranche 2 Shares or the Tranche 2 Shares is subject to the satisfaction or waiver by the Purchasers, at or before the Early Tranche 2 Closing Date or the Tranche 2 Closing Date, as the case may be, of each of the following conditions:

          (i)   TRANCHE 1 CLOSING.  The Tranche 1 Closing shall have occurred;

          (ii) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Early Tranche 2 Closing Date or the Tranche 2 Closing Date, as the case may be, as though made on and as of the Early Tranche 2 Closing Date or the Tranche 2 Closing Date, as the case may be;

          (iii) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction

Documents to be performed, satisfied or complied with by the Company at or prior to the Early Tranche 2 Closing Date or the Tranche 2 Closing Date, as the case may be;

          (iv) UNDERLYING SECURITIES REGISTRATION STATEMENT. The Underlying Securities Registration Statement covering the Tranche 1 Shares, Warrant Shares and Adjustment Shares issuable in connection with the Tranche 1
Closing shall have been declared effective under the Securities Act by the Commission for at least twenty-five (25) days and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the Early Tranche 2 Closing Date or the Tranche 2 Closing Date, as the case may be;

          (v) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents, including the issuance of any of the Shares, Adjustment Shares or exercise of the Warrants;

          (vi) ADVERSE CHANGES. Since the Tranche 1 Closing Date, no event or series of events which reasonably would be expected to have or result in a Material Adverse Effect shall have occurred.

          (vii) MANAGEMENT. Frank G. Housmann, Jr. shall not have left the Company or suffered a voluntary or involuntary material lessening of responsibility as Chief Executive Officer of the Company;

          (viii) NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company) at any time since the Tranche 1 Closing Date;

          (ix) LISTING OF COMMON STOCK. The Common Stock shall have been at all times since the Tranche 1 Closing Date listed for trading on the NASDAQ;

          (x) CHANGE OF CONTROL. No Change of Control in the Company shall have occurred. "CHANGE OF CONTROL" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

          (xi) LEGAL OPINION. The Company shall have delivered to the Purchaser the opinion of the Company's outside counsel, in substantially the form of EXHIBIT C, dated the Early Tranche 2 Closing Date or the Tranche 2 Closing Date, as the case may be;

          (xii) REQUIRED APPROVALS. All Required Approvals shall have been obtained;

          (xiii) DELIVERY OF STOCK CERTIFICATE. The Company shall have delivered to the Purchaser or its Designee the stock certificate(s) representing the Early Tranche 2 Shares or the Tranche 2 Shares registered in the name of the Purchaser or its Designee, in form satisfactory to the Purchasers;

          (xiv) PERFORMANCE OF ISSUANCE AND EXERCISE OBLIGATIONS. The Company shall have (a) delivered Adjustment Shares, as applicable, upon each Tranche 1 Adjustment Date and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of this Agreement and (b) delivered Underlying Shares upon exercise of the Warrants and otherwise performed its obligations in accordance with the terms of the Warrants; PROVIDED, HOWEVER that in the event there is an Early Tranche 2 Closing, the Company's obligation to deliver the Second Tranche 1 Adjustment Shares prior to the Early Tranche 2 Closing Date shall be waived.

          (xv) CLOSING THRESHOLDS. For the 20 Business Days immediately preceding the Early Tranche 2 Closing Date or the Tranche 2 Closing Date, as the case may be, the average daily trading volume of the Common Stock on NASDAQ shall be at least 50,000 shares and there shall be no five (5) consecutive Business Days within such twenty (20) Business Day period where the average daily volume is less than 30,000 shares per day and the average of the Per Share Market Values for the ten (10) Business Days immediately preceding the Early Tranche 2 Closing Date or the Tranche 2 Closing Date, as the case may be, shall be greater than $7.00; and

          (xvi)  TRANSFER AGENT INSTRUCTIONS.  The Transfer Agent
Instructions, dated the Early Tranche 2 Closing Date or the Tranche 2 Closing Date, as the case may be, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

     4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE TRANCHE 3 SHARES. The obligation of the Purchasers to acquire Tranche 3 Shares is subject to the satisfaction or waiver by the Purchasers, at or before the Tranche 3 Closing Date of each of the following conditions:

          (ii) TRANCHE 2 CLOSING. The Tranche 2 Closing or the Tranche 2 Closing Expiration Date shall have occurred;

          (iii) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Tranche 3 Closing Date as though made on and as of the Tranche 3 Closing Date.

          (iv) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Tranche 3 Closing Date;

          (v) UNDERLYING SECURITIES REGISTRATION STATEMENT. The Underlying Securities Registration Statement covering the Shares, Warrant Shares and Adjustment Shares issuable in connection with the Tranche 1 Closing and Tranche 2 Closing shall each have been declared effective under the Securities Act by the Commission for at least twenty-five (25) days and shall each have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the Tranche 3 Closing Date;

          (vi) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents, including the issuance of any of the Shares, Adjustment Shares or exercise of the Warrants;

          (vii) ADVERSE CHANGES. Since the Tranche 2 Closing Date or the Tranche 2 Closing Expiration Date, as the case may be, no event or series of events which reasonably would be expected to have or result in a Material Adverse Effect shall have occurred;

          (viii) MANAGEMENT. Frank G. Housmann, Jr. shall not have left the Company or suffered a voluntary or involuntary material lessening of responsibility as Chief Executive Officer of the Company;

          (ix) NO SUSPENSIONS OF TRADING IN COMMON STOCK. The trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company) at any time since the Tranche 2 Closing Date or the Tranche 2 Closing Expiration Date, as the case may be;

          (x) LISTING OF COMMON STOCK. The Common Stock shall have been at all times since the Tranche 2 Closing Date or the Tranche 2 Closing Expiration Date, as the case may be, listed for trading on the NASDAQ;

          (xi) CHANGE OF CONTROL. No Change of Control in the Company shall have occurred.

          (xii) LEGAL OPINION. The Company shall have delivered to the Purchaser the opinion of the Company's outside counsel, in substantially the form of EXHIBIT C, dated the Tranche 3 Closing Date;

          (xiii) REQUIRED APPROVALS. All Required Approvals shall have been obtained;

          (xiv) DELIVERY OF STOCK CERTIFICATE. The Company shall have delivered to the Purchaser or its Designee the stock certificate(s) representing the Tranche 3 Shares registered in the name of the Purchaser or its Designee, in form satisfactory to the Purchasers;

          (xv) PERFORMANCE OF ISSUANCE AND EXERCISE OBLIGATIONS. The Company shall have (a) delivered Adjustment Shares, as applicable upon each Tranche 2 Adjustment Date and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of this Agreement and (b) delivered Underlying Shares upon exercise of the Warrants and otherwise performed its obligations in accordance with the terms of the Warrants;

          (xvi) CLOSING THRESHOLD. For the 20 Business Days immediately preceding the Tranche 3 Closing Date, the average daily trading volume of the Common Stock on NASDAQ shall be at least 50,000 shares and there shall be no five (5) consecutive Business Days within such twenty (20) Business Day period where the average daily volume is less than 30,000 shares per day and the average of the Per Share Market Values for the ten (10) Business Days immediately preceding the Tranche 3 Closing Date shall be greater than $7.00; and

          (xvii) TRANSFER AGENT INSTRUCTIONS.  The Transfer Agent
Instructions, dated the Tranche 3 Closing Date, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1 FEES AND EXPENSES. The Company has paid $30,000 to RAM Capital Resources, LLP, which amount shall be paid to RSPAB, in connection with the preparation and negotiation of the Transaction Documents. Other than the amounts contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

     5.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     5.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 6:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or
(iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Company:       ThrustMaster, Inc.
                              7175 N.W. Evergreen Parkway #400
                              Hillsboro, Oregon 97124-5839
                              Facsimile:  (503) 615-3297
                              Attention:  Frank G. Hausmann, Jr., CEO

     With copies to:          Perkins Coie LLP
                              1211 SW Fifth Ave., Suite 1500
                              Portland, OR  97204
                              Facsimile:  (503) 727-2222
                              Attention:  Patrick Simpson

     If to Strong River:      Strong River Investments Inc.
                              c/o Cavallo Capital Corp.
                              630 Fifth Avenue, Suite 2000
                              New York, New York 10111
                              Facsimile:  (212) 332-3256
                              Attention:  Avi Vigder

     If to Montrose:          Montrose Investments, Ltd.
                              300 Crescent Court, Suite 700
                              Dallas, TX 75201
                              Facsimile:  (214) 758-1221
                              Attn:  Will Rose

     If to Westover:          Westover Investments L.P.
                              300 Crescent Court, Suite 700
                              Dallas, TX 75201
                              Facsimile:  (214) 758-1221
                              Attn:  Will Rose

     With copies to (for all
     communications to each
     of the Purchasers):      Robinson Silverman Pearce Aronsohn &
                                Berman LLP
                              1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile:  (212) 541-4630
                              Attention:  Kenneth L. Henderson

     or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     5.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     5.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     5.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder or under the Transaction Documents (other than to a Designee of the respective Purchaser) without the consent of the Company, except that the Purchasers may assign their respective rights hereunder and, subject to the terms thereof, under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 2.2.

     5.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     5.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     5.9 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closings and the issuances of the Adjustment Shares.

     5.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     5.11 PUBLICITY. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any of the Purchasers, or include the name of any of the Purchasers in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the respective Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or by applicable rules, bylaws or policies of the NASDAQ, in which case the Company shall provide the respective Purchaser with prior notice of such disclosure.

     5.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific

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

performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                       COMPANY:

                                       THRUSTMASTER, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       PURCHASERS:

                                       STRONG RIVER INVESTMENTS, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       WESTOVER INVESTMENTS L.P.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       MONTROSE INVESTMENTS L.P.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                      31